UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 7, 2008
SANDRIDGE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-33784 (Commission File Number)	20-8084793 (I.R.S. Employer Identification No.)

1601 N.W. Expressway, Suite 1600 Oklahoma City, Oklahoma (Address of Principal Executive Offices)	73118 (Zip Code)
Registrant’s Telephone Number, including Area Code: (405) 753-5500
Not Applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	— Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On March 7, 2008, the Board of Directors of SandRidge Energy, Inc. (the “Company”) approved amendments to Sections 2 and 5 of Article VII of the Company’s Amended and Restated Bylaws (“Bylaws”), effective immediately, to clarify that the Company’s capital stock may be represented by uncertificated, as well as certificated, shares. The amendments specifically provide for the transfer of uncertificated shares and the registration of uncertificated shares in place of a certificate alleged to have been lost, stolen, destroyed or mutilated. The Company adopted the amendments in connection with new rules of the New York Stock Exchange that require listed companies to be eligible for the Direct Registration System (“DRS”) no later than March 31, 2008. The DRS allows a stockholder’s ownership to be recorded and kept on the books of an issuer or its transfer agent without issuance of a physical stock certificate.
The foregoing description of the amendments to the Company’s Bylaws is qualified in its entirety by reference to the full text of the amended Bylaws, a copy of which is filed as Exhibit 3.3 hereto and incorporated herein by reference.

Item 9.01	— Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description
3.3	Amended Bylaws, effective March 7, 2008

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC. (Registrant)
By:	/s/ V. Bruce Thompson
V. Bruce Thompson
Senior Vice President—Legal and General Counsel

Date: March 12, 2008

EXHIBIT INDEX

Exhibit
Number	Description
3.3	Amended Bylaws, effective March 7, 2008